SEPARATION AGREEMENT

This separation agreement (the “Separation Agreement”) is made as of the 16th day of August, 2006 by Nicholas S. Schorsch (the “Executive”) and First States Group, L.P. (the “Company”).

WHEREAS, the Executive and the Company have entered into an Employment Agreement (the “Employment Agreement”), dated as of August 30, 2005; and

WHEREAS, the Executive’s employment with and service to the Company and its affiliates, including but not limited to American Financial Realty Trust (“AFRT”), shall end effective as of August 16, 2006 (the “Separation Date”); and

WHEREAS, the Executive has agreed to execute a release and waiver in the form set forth herein in consideration of the Company’s agreement to provide its release and waiver and the compensation and benefits set forth herein; and

WHEREAS, the Executive’s separation is amicable and on mutually satisfactory terms; and

WHEREAS, the Company and the Executive desire to settle all rights, duties and obligations between them, including without limitation all such rights, duties, and obligations arising under the Employment Agreement or otherwise out of the Executive’s employment or service by the Company and its affiliates.

NOW THEREFORE, intending to be legally bound and for good and valid consideration the sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

1. SEVERANCE BENEFITS. The Company shall pay and provide the Executive severance benefits as follows:

(a) In satisfaction of any outstanding obligations to the Executive under the Employment Agreement and recognizing that a material portion of the following payment is being made in consideration for the Executive’s continued obligations to comply with the covenants as set forth in Section 5 of this Separation Agreement, the Company shall pay the Executive the sum of $5,444,773, less the amount set forth in Section 3(a) hereof, and less any applicable income tax withholding required under federal, state, or local law, which applicable withholding shall be calculated at the rate permitted by applicable law or regulation that is most favorable to the Executive (the “Separation Payment”). The Separation Payment shall be paid by wire transfer in a single lump sum cash payment no later than the business day following the Separation Date. The Executive acknowledges and agrees that the Separation Payment shall be in full and complete satisfaction of (i) all amounts due and payable as salary, cash incentive bonus, severance or otherwise under the terms of the Executive’s Employment Agreement; provided, that in addition to the Separation Payment, the Executive will receive his salary, in accordance with the Company’s normal payroll practices, for the period between the date for which his salary was last paid by the Company and the Separation Date; (ii) the Company’s agreement to provide health or other insurance for the Executive; (iii) all business expenses incurred through the Separation Date and reimbursed prior to the Separation Date; (iv) accrued but unused vacation through the Separation Date; and (v) any other similar amounts or benefits payable to the Executive pursuant to the Employment Agreement or otherwise.

(b) At the same time that the Separation Payment is paid to the Executive, the Company shall pay to the Executive the sum of $6,237,000, less any applicable income tax withholding required under federal, state, or local law, which applicable withholding shall be calculated at the rate permitted by applicable law or regulation that is most favorable to the Executive (the “LTIP Payment”). The LTIP Payment shall be in full and complete satisfaction of the forfeiture by the Executive of all rights under AFRT’s 2006 Long-Term Incentive Plan and any rights in respect of the 2006 LTIP pursuant to the Employment Agreement.

(c) 266,997 common shares of beneficial interest, $0.001 par value, (the “Common Shares”) of AFRT that were previously granted to the Executive1 but remain subject to vesting shall vest immediately as of the Separation Date and all restrictions on the sale of such Common Shares (as well as all restricted Common Shares previously vested) shall lapse, other than those that may be imposed by federal or state securities laws, and the certificates representing such shares shall, to the extent permitted by applicable federal or state securities laws, be unlegended. Prior to the delivery of any of such Common Shares, the Executive shall satisfy all applicable income tax withholding required under federal, state or local law in respect of the vesting of and lapse of restrictions on such Common Shares.

(d) The Executive was granted an option to purchase 1,515,625 Common Shares on September 10, 2002, exercisable at $10.00 per share. This option is fully vested2 as to all 852,539 remaining unexercised shares, except with respect to 94,726 shares, as to which it is scheduled to vest on September 30, 2006. Pursuant to this Agreement, such option shall become exercisable as to such remaining 94,726 shares as of the Separation Date, and such option shall remain exercisable by the Executive through and including August 16, 2008.

(e) In full and complete satisfaction of the Company’s obligations under the AFRT Supplemental Executive Retirement Plan (the “SERP”), on the first business day following the date that is six months after the Separation Date, the Company shall pay to the Executive, in a lump sum by wire transfer, the amount of $1,484,974, less any applicable income tax withholding required under federal, state, or local law, which applicable withholding shall be calculated at the rate permitted by applicable law or regulation that is most favorable to the Executive, and the SERP shall terminate.

(f) Within five (5) days after the Separation Date, the Company shall (i) make payments to carriers of the 30 year vanishing premium, whole life insurance policies purchased by the Company with the Executive as the owner pursuant to Section 6(d)(v) of the Employment Agreement sufficient to fully fund such policies and (ii) pay to the Executive an additional amount as a “gross-up” for any and all ordinary income tax, federal, state, and local, that results from the imputation of income that results from the funding of such policies, which for purposes of clarity shall not include any additional taxes imposed pursuant to Section 409A of the Code. Following the funding of the final premium payment for each policy, the Company shall not have any further obligation to pay any future premium that might hereafter become due with respect to such policies. Promptly after funding the premium payments for each such policy, the Company shall provide to the Executive proof thereof. Furthermore, to the extent practicable following the funding of the final premium payment for each such policy, the Company shall transfer such policies to the Executive to the extent not already owned by the Executive.

(g) As soon as administratively practicable following the Separation Date, if requested by the Executive, the Company will take reasonable action to cause the plan administrator to facilitate the Executive’s request (after completion of the required documentation by the Executive) for a transfer of the Executive’s 401(k) account (or the balance thereof) into another such account or another retirement savings plan, as applicable, designated by the Executive.

(h) Through the sixth anniversary of the Separation Date, the Company shall maintain directors and officers insurance coverage for the Executive covering his acts or omissions while an officer and trustee of the Company and AFRT on a basis no less favorable to him than the coverage provided to the current officers and trustees or, in the event of a Change of Control (as defined in the Employment Agreement), to former officers and trustees of the Company and AFRT and the then-current officers and trustees of their respective successor entities.

(i) The Company or an affiliate thereof is currently the lessee under leases to properties, located at 106 Old York Road and 1725 Fairway in Jenkintown, PA, owned by the Executive, members of his family and/or trusts for their benefit. At the time that the Separation Payment is paid to the Executive, the Company shall pay to the owner(s) of such properties the aggregate amounts of $194,044.63 and $212,562.85, respectively, as consideration for cancellation of such leases, such cancellation and payment to be subject to the further terms and conditions of the lease termination agreements attached hereto as Exhibit A.

(j) As soon as administratively practicable following the Separation Date, the Company will reimburse the Executive for any previously unreimbursed bona fide business expenses incurred by the Executive prior to the Separation Date in accordance with the Company’s usual policy for such reimbursements.

(k) Sections 10, 11, 12, 13, 14 and 15 of the Employment Agreement are hereby incorporated by reference. The Executive understands and agrees that the Company shall not be responsible for paying or reimbursing the costs and expenses of the Executive of negotiating this Separation Agreement.

2. TERMINATION OF EMPLOYMENT AGREEMENT; RESIGNATION FROM BOARD OF TRUSTEES AND OFFICER POSITIONS.

(a) Upon the execution of this Separation Agreement, the Employment Agreement, except as specifically set forth herein, shall be terminated in its entirety, and neither the Executive nor the Company, nor any of their respective affiliates, shall have any further rights, duties or obligations with respect to the employment or service of Executive by the Company or its affiliates. This Separation Agreement sets forth the entire agreement of the Company and the Executive with respect to the subject matter hereof.

(b) Upon the execution of this Separation Agreement, the Executive shall resign from his position as a trustee of AFRT, as well as from all officer positions he holds with AFRT, the Company and any of their affiliates, by executing the Letter of Resignation attached hereto as Exhibit B. The Executive also acknowledges that, as of the Separation Date, he has no rights with respect to appointment, observation or similar rights with respect to the board of trustees of AFRT or the corresponding governing body of the Company or any affiliate thereof.

3. RETURN OF COMPANY PROPERTY; POST-SEPARATION COMMUNICATIONS.

(a) The Executive confirms that he has returned, or will promptly return, all Company property, except that Executive shall purchase from the Company, for an amount equal to $35,000, all of the computers, cellular and non-cellular phones (other than the Cisco phones), pdas, wiring, routers and other similar electronic and other equipment currently utilized by the Executive personally outside the New York City office, including at his places of residence and personal office. The Company will make satisfactory arrangements to retrieve from the Executive any Company property that he does not purchase in accordance with this Section 3(a).

(b) Following the Separation Date, the Executive shall no longer have access to the e-mail or other computer systems of the Company or AFRT, but shall remain entitled to utilize the Company’s phone systems until August 21, 2006. The Company agrees that, for a period of six (6) months following the Separation Date, it shall make arrangements, through a third-party service provider, to forward all e-mails that it receives addressed to the addresses listed on Schedule I to the appropriate person listed thereon. All such messages shall be forwarded on the day received (or, if such day is not a business day, on the next business day).

(c) Following the Separation Date, the Executive shall forward all correspondence that he or any of his affiliates receives addressed to the Company to the Company. All such correspondence shall be forwarded as expeditiously as possible, but in no case more than three (3) business days following receipt thereof.

4. STANDSTILL AGREEMENT. The Executive agrees that, through and including April 26, 2007, unless such shall have been specifically invited in writing by AFRT, neither the Executive nor any of his affiliates which he controls (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or any representative acting on behalf of the Executive will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) (excluding securities acquired pursuant to any AFRT benefit plan or this Agreement, securities acquired upon conversion of securities owned beneficially by the Executive on the Separation Date, and up to an additional 2% of the outstanding common shares of AFRT) or assets (unless such assets are otherwise being marketed by AFRT or constitute, in the aggregate, less than 20% of AFRT’s real estate assets (measured by square footage), and the offer or proposal to acquire such assets is made confidentially to the Board of Trustees of AFRT) of AFRT or any of its subsidiaries, affiliates or divisions; (ii) any tender or exchange offer, merger or other business combination involving AFRT or any of its subsidiaries, affiliates or divisions; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to AFRT or any of its subsidiaries, affiliates or divisions; or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) or consents to vote any voting securities of AFRT; (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any of the activities set forth in clause (a) of this sentence; (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or Trustees or policies of AFRT or any of its subsidiaries, affiliates or divisions; (d) take any action which might force AFRT to make a public announcement regarding any of the types of matters set forth in (a) above; (e) request AFRT, directly or indirectly, to amend or waive any provision of this Section 4; or (f) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Notwithstanding anything to the contrary in this paragraph 4, the Executive may form, join or participate in a “group” with respect to the activities set forth in clause (a) of the preceding sentence with any person or entity who or which has entered into a standstill agreement with AFRT within the 12-month period ending on the Separation Date.

5. CONFIDENTIALITY; NO COMPETITION; NONSOLICITATION. Executive hereby confirms and agrees to his confidentiality, nonsolicitation and non-competition obligations under the Employment Agreement; provided, that the hiring by the Executive of up to two Company employees who served as his executive assistants and one Company employee who served as a driver for the Company immediately prior to the Separation Date shall not be deemed a breach of this Section 5. For the avoidance of doubt, the Company and the Executive acknowledge that the “Noncompete Period” as defined in the Employment Agreement shall expire on February 15, 2008, and shall not be earlier terminated absent a material breach by the Company of its obligations under this Separation Agreement.

6. NO DISPARAGEMENT; CHARACTERIZATION OF SEPARATION.

(a) Each of the Executive (on behalf of his family members or employees, or their respective agents) and the Company (on behalf of itself, AFRT and the members of AFRT’s board of trustees, as well as the officers and employees of AFRT, the Company and their respective affiliates and agents) agree not to disparage the other, including making any statement or comments or engaging in any conduct that is disparaging or derogatory toward the Executive or the Company, as the case may be, whether directly or indirectly, by name or innuendo; provided, however, that nothing in this Separation Agreement shall restrict (i) communications protected as privileged under federal or state law relating to testimony or (ii) communications ordered or required by a court or an administrative agency of competent jurisdiction. The Company shall be responsible for any breach of this Section 6(a) by its or AFRT’s trustees, officers or employees and their respective agents or any of them. The Executive shall be responsible for any breach of this Section 6(a) by his family members or employees, and their respective agents or any of them.

(b) The cessation of Executive’s employment and service with the Company and its affiliates shall not be deemed to constitute a termination for Cause or a termination for Good Reason, both as defined in the Employment Agreement, and neither the Executive nor the Company shall characterize it as such.

7. FILING WITH SECURITIES AND EXCHANGE COMMISSION. Each of the Executive and the Company acknowledges and agrees that this Agreement shall be filed by AFRT with the SEC as an exhibit to certain periodic and current reports under the Exchange Act.

8. RELEASE BY EXECUTIVE. In consideration for the payments to be made pursuant to this Separation Agreement:

(a) Executive knowingly and voluntarily releases, acquits and forever discharges the Company, AFRT and their respective owners, parents, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, divisions and subsidiaries (collectively, the “Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, against them which the Executive or any of his heirs, executors, administrators, successors and assigns (“Executive Persons”) ever had, now has or at any time hereafter may assert, own or hold by reason of any matter, fact, or cause whatsoever from the beginning of time up to and including the date of this Separation Agreement, including, without limitation, any claims under the Philadelphia Fair Practices Ordinance; Phila., Pa. Code §§ 9-1100 et seq.; the Pennsylvania Human Relations Act, 43 Pa. C.S.A. § 951 et seq.; the Pennsylvania Wage Payment and Collection Law, 43 Pa. C.S.A. § 260.1 et seq.; the New York Human Rights Law, N.Y. Exec. Law §§ 290 et seq.; the New York Equal Pay Law; N.Y. Lab. Law §§ 194 to 198-a; the New York Whistleblower Protection Law, N.Y. Lab. Law §§ 215 and 740; the New York Child Care Leave Law, N.Y. Lab. Law § 201-C; all claims for salary, bonuses, severance pay, vacation pay or any benefits arising under the Employee Retirement Income Security Act of 1974, as amended; any claims of sexual harassment, or discrimination based upon race, color, national origin, ancestry, religion, marital status, sexual orientation, citizenship status, medical condition or disability under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the American with Disabilities Act, Section 1981 of the Civil Rights Acts of 1866 and 1871, the Equal Pay Act, The Rehabilitation Act, The Consolidated Omnibus Budget Reconciliation Act, as amended, The Fair Labor Standards Act, as amended, and any other federal, state or local law prohibiting discrimination in employment; any claims of age discrimination under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, or under any other federal, state or local law prohibiting age discrimination; claims of breach of implied or express contract, breach of promise, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, violation of public policy, wrongful or constructive discharge, or any other employment-related tort; any claim for costs, fees, or other expenses, including attorneys fees; and all claims under any other federal, state or local laws relating to employment, except in any case to the extent such release is prohibited by applicable federal, state and/or local law. Notwithstanding anything herein to the contrary, in no event shall this Separation Agreement apply to (i) Executive’s rights as a shareholder of the Company, (ii) the enforcement of the obligations of the Company or any other Releasee under this Separation Agreement, (iii) the Executive’s right to indemnification under this Separation Agreement or otherwise, and (iv) any claims for workers’ compensation benefits or vested retirement or welfare benefits that the Executive is entitled to under the terms of the Company’s broad-based retirement and welfare benefit plans, as in effect from time to time.

(b) Executive represents that he has not filed or permitted to be filed against the Releasees, any complaints, charges or lawsuits and covenants and agrees that he will not seek or be entitled to any personal recovery in any court or before any governmental agency, arbitrator or self-regulatory body against any of the Releasees arising out of any matters set forth in Section 8(a) hereof that he is releasing. If Executive has filed any such complaint, charge, grievance, lawsuit or similar action, he agrees to remove, dismiss or take similar action to eliminate such complaint, charge, grievance, lawsuit or similar action within five (5) days of signing this Separation Agreement.

(c) Notwithstanding the foregoing, this Separation Agreement is not intended to interfere with Executive’s right to file a charge with the Equal Employment Opportunity Commission (hereinafter referred to as the “EEOC”) in connection with any claim he believes he may have against the Company. However, the Executive hereby agrees to waive the right to recover money damages in any proceeding he may bring before the EEOC or any other similar body or in any proceeding brought by the EEOC or any other similar body on his behalf.

9. RELEASE BY THE COMPANY. The Company, on its own behalf and on behalf of the Releasees, does hereby knowingly and voluntarily release, acquit and forever discharge the Executive and his heirs, executors and administrators (hereinafter all included within the term “Executive”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured against the Executive which the Company or any of the Releasees ever had, now has or at any time hereafter may assert, own or hold by reason of any matter, fact or cause whatsoever from the beginning of time up to and including the date of this Separation Agreement. Notwithstanding the above, if the Executive is convicted of the commission of a felony, including criminal fraud, against the Company, or if he enters into a settlement with the SEC that states that it is being entered into in order to settle an assertion by the SEC that, in his capacity as an officer of the Company, he has committed a criminal violation of the securities laws or regulations, the Company may seek indemnity against the Executive for all financial liability imposed upon it as a direct result of said crime or criminal violation of the securities laws or regulations in an arbitration proceeding conducted pursuant to Section 13 of the Employment Agreement and, in such proceeding, the Executive shall be awarded his reasonable attorneys’ fees and other reasonable out-of-pocket expenses and costs of the proceeding if the Company does not prevail.

10. PRESS RELEASES. AFRT’s press release announcing the cessation of the Executive’s employment is attached hereto as Exhibit C.

11. ACKNOWLEDGMENT. The Company has advised the Executive to consult with an attorney of his choosing prior to signing this Separation Agreement and the Executive hereby represents to the Company that he has been offered an opportunity to consult with an attorney prior to signing this Separation Agreement. The Executive shall have twenty-one (21) days to consider the waiver of his rights in this Separation Agreement, although he may sign this Separation Agreement sooner if he chooses. Once he has signed this Separation Agreement, the Executive shall have seven (7) additional days from the date of execution to revoke his consent to the waiver of his rights under the Age Discrimination in Employment Act (“ADEA”). If no such revocation occurs, the Executive’s waiver of such rights in this Separation Agreement shall become effective seven (7) days from the date of execution by the Executive. In the event that the Executive revokes his waiver of rights in this Separation Agreement, this Separation Agreement shall be deemed revised to revoke his waiver of his rights under the ADEA.

12. COOPERATION. The Executive shall make himself available to the Company following the Separation Date to assist the Company and its affiliates, as may be requested by the Company at mutually convenient times and places, with respect to pending and future litigations, arbitrations, governmental investigations or other dispute resolutions relating to matters that arose during the Executive’s employment with the Company. The Company will reimburse the Executive for all reasonable expenses and costs he may incur as a result of providing assistance under this paragraph, upon receipt of his statement and appropriate documentation thereof, and shall pay the Executive a fee of $5,000 per day (or a prorated amount for a partial day) that the Executive provides such assistance.

13. NOTICES. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if sent by overnight courier or by certified mail, return receipt requested, postage prepaid or sent by written telecommunication or telecopy, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified in writing to the other party hereto, in accordance with this Section 13.

If to the Executive, to:

1725 The Fairway

Jenkintown, PA 19046

Facsimile: 215-887-2585

If the Company, to:

First States Group, L.P.

610 Old York Road

Jenkintown, PA 19046

Attn: Chairman of the Board of Trustees

Facsimile: 215-572-1596

14. GOVERNING LAW. This Separation Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts law.

15. COUNTERPARTS. This Separation Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Separation Agreement, it shall not be necessary to produce or account for more than one such counterpart.

16. ENTIRE AGREEMENT. This Separation Agreement sets forth the entire understanding and supersedes all prior and contemporaneous oral and written agreements between the parties relating to the subject matter contained herein or therein, and merges all prior and contemporaneous discussions between them.

1 For background purposes only, the restricted share grants to the Executive consisted of grants of: (a) 600,000 shares on July 1, 2003; (b) 149,000 shares on January 1, 2004; (c) 120,000 shares on January 2, 2004; (d) 128,734 shares on January 4, 2005; and (e) 116,703 shares on March 31, 2006. Of such shares, a total of 266,997 remain unvested on the date hereof.

2 This option vested 25% on the first anniversary of its date of grant, and 6.25% on the last day of each quarter beginning with the quarter ended September 30, 2003.

IN WITNESS WHEREOF, the Executive and the Company have executed this Separation Agreement as of the day and year first above written.

FIRST STATES GROUP, L.P.				NICHOLAS S. SCHORSCH
By:		First States Group, LLC
Its general partner
	By:	___________________________		______________________________
		Name:	Glenn Blumenthal
		Title:	Executive Vice President
and Chief Operating Officer

GUARANTEE:

For good and valuable consideration, including the Executive’s agreement to provide the release and waiver contained in this Separation Agreement, the obligations of First States Group, L.P. under this Separation Agreement, dated August 16, 2006, with Nicholas S. Schorsch, shall be guaranteed by American Financial Realty Trust and American Financial Realty Trust agrees to be bound to all obligations of First States Group, L.P. hereunder to the same extent as First States Group, L.P.

AMERICAN FINANCIAL REALTY TRUST

By:	______________________________
	Name:	Lewis S. Ranieri
	Title:	Chairman of the Board of Trustees

Dated: August 16, 2006

Exhibit A

Lease Termination Agreements

TERMINATION OF LEASE AGREEMENT

THIS TERMINATION OF LEASE AGREEMENT (“Agreement”) is made and entered into as of the 16th day of August, 2006, by and between York Court Realty, L.P. (“Landlord”) and First States Group, L.P. (“Tenant”).

Background of Agreement

Tenant is leasing certain space (the “Leased Premises”) in a building located at 106 Old York Road Jenkintown, PA (the “Building”), pursuant to that certain lease dated July 31, 2002, as amended January 1, 2004, by and between Landlord and Strategic Alliance Realty Group, LLC, predecessor to American Financial Realty Trust (“AFR”), with a lease expiration date of August 31, 2008 (the “Lease”), the Lease having been assigned by AFR to Tenant effective September 10, 2002;

A portion of the Leased Premises (“Subleased Premises”) are subleased pursuant to that certain sublease (“Sublease”) dated March 30, 2006 by and between Tenant, as sublandlord and Jones Lang LaSalle Americas, Inc. (“Subtenant”) as subtenant;

Landlord and Tenant desire to provide for the early termination of the Lease upon the terms and conditions set forth herein; and

Upon such termination, Landlord agrees to recognize Subtenant as a direct tenant of the Subleased Premises, all as more fully set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. The Lease is hereby terminated and canceled and of no further force or effect as of August 16, 2006 (the “Effective Date”) and Tenant releases, relinquishes and quit claims to Landlord any and all right, title, interest or demand possessed or claimed by Tenant in or to the Leased Premises as of the Effective Date.

2. On or before the Effective Date, and as an express condition of the lease termination herein expressed, Tenant shall deliver to Landlord and Landlord shall have received the sum of One Hundred Ninety Four Thousand Forty-Four and 63/100 Dollars ($194,044.63) by wire transfer of immediately available federal funds.

3. No later than the Effective Date, Tenant shall surrender the Leased Premises (except for the Subleased Premises) to Landlord in their current “AS IS, WHERE IS” condition, free of all tenancies, occupants and any and all of Tenant’s furniture, trade fixtures, equipment and personal property. Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all losses, costs and liabilities incurred by Landlord (including, without limitation any damage to the Leased Premises caused by the removal of such personal property, furnishings, trade fixtures and equipment, ordinary wear and tear incidental to such removal excepted) as a result of Tenant’s occupancy of the Leased Premises.

4. Landlord and Tenant, for themselves and their respective successors and assigns are hereby released from any and all liability now or hereafter accruing, of whatever kind or character, by reason of or growing out of or arising or existing in connection with the execution of the Lease or any of the terms or provisions thereof, or by reason of the breach or alleged breach, or conduct or activity resulting in breach or alleged breach, of any of the terms or provisions of the Lease; provided, however, nothing herein shall (i) preclude full enforcement of the obligations of the respective parties arising pursuant to this Agreement or (ii) release Landlord and Tenant from their respective indemnity obligations under the Lease to the extent that such indemnities relate to events that occurred on or prior to the Effective Date and to the extent that such indemnities, by the express terms of the lease, survive lease termination, subject to Section 27(h) of the Lease.

5. From and after the Effective Date, Landlord shall recognize the Sublease as a direct lease, and Landlord shall recognize Subtenant as a direct tenant with respect to the Subleased Premises. Tenant shall indemnify and hold harmless Landlord from any and all losses, costs and liabilities, of whatever kind or character, by reason of or growing out of or arising or existing in connection with any of the terms or provisions of the Sublease, or by reason of the breach or alleged breach, or conduct or activity resulting in breach or alleged breach, of any of the terms or provisions of the Sublease, to the extent such losses, costs, and liabilities are the result of acts or omissions on the part of Tenant as Sublandlord which occurred prior to the Effective Date. Landlord shall indemnify and hold harmless Tenant from any and all losses, costs and liabilities, of whatever kind or character, by reason of or growing out of or arising or existing in connection with any terms or provisions of the Sublease, or by reason of the breach or alleged breach, or conduct or activity resulting in breach or alleged breach, of any of the terms or provisions of the Sublease, to the extent that such losses, costs, and liabilities are the result of acts or omissions of Landlord in succeeding to the obligations of Tenant as Sublandlord, which obligations first accrue on or after the Effective Date. Rents under the Sublease shall be adjusted between Landlord and Tenant based on rents actually collected by Tenant. Landlord shall pay to Tenant any rents received by Landlord after the Effective Date which are attributable to the period prior to the Effective Date. Tenant shall pay to Landlord any rents received by Tenant after the Effective Date attributable to the period after the Effective Date. The provisions of this section shall survive the Effective Date.

6. This Agreement shall be governed by Pennsylvania law, without reference to principles of conflicts of law.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement, by their duly authorized officers, as of the day and year first above written.

TENANT:

FIRST STATES GROUP, L.P.

By: FIRST STATES GROUP, LLC.

Its General Partner

By:
Name: Glenn Blumenthal
Title: Executive Vice
President & COO

LANDLORD:

YORK COURT REALTY, L.P.

By: YORK COURT MANAGEMENT, LLC

Its General Partner

By:
Name:
Title:

TERMINATION OF LEASE AGREEMENT

THIS TERMINATION OF LEASE AGREEMENT (“Agreement”) is made and entered into as of the 16th day of August, 2006, by and between Glen Court Management, Inc. (“Landlord”) and First States Group, L.P. (“Tenant”).

Background of Agreement

Tenant is leasing certain space (the “Leased Premises”) in a building located at 1725 The Fairway, Jenkintown, PA (the “Building”), pursuant to that certain lease dated January 1, 1998 by and between Landlord and American Financial Resource Group, Inc., predecessor to First States Group, L.P.; with a lease expiration date of July 31, 2009 (the “Lease”); and

Landlord and Tenant desire to provide for the early termination of the Lease, upon the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. The Lease is hereby terminated and canceled and of no further force or effect as of August 16, 2006 (“the Effective Date”) and Tenant releases, relinquishes and quit claims to Landlord any and all right, title, interest or demand possessed or claimed by Tenant in or to the Leased Premises as of the Effective Date.

2. On or before the Effective Date, and as an express condition of the lease termination herein expressed, Tenant shall deliver to Landlord and Landlord shall have received the sum of Two Hundred Twelve Thousand Five Hundred Sixty-Two and 85/100 Dollars ($212,562.85) by wire transfer of immediately available federal funds.

3. No later than the Effective Date, Tenant shall, subject to Section 28 of the Lease relating to furnishings owned by Landlord, surrender the Leased Premises to Landlord in their current “AS IS, WHERE IS” condition, free of all tenancies, occupants and any and all of Tenant’s furniture, trade fixtures, equipment and personal property. Tenant represents that it has not sublet any portion of the Leased Premises. Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all losses, costs and liabilities incurred by Landlord (including, without limitation any damage to the Leased Premises caused by the removal of such personal property, furnishings, trade fixtures and equipment, ordinary wear and tear incidental to such removal excepted) as a result of Tenant’s occupancy of the Leased Premises.

4. Landlord and Tenant, for themselves and their respective successors and assigns are hereby released from any and all liability now or hereafter accruing, of whatever kind or character, by reason of or growing out of or arising or existing in connection with the execution of the Lease or any of the terms or provisions thereof, or by reason of the breach or alleged breach, or conduct or activity resulting in breach or alleged breach, of any of the terms or provisions of the Lease; provided, however, nothing herein shall (i) preclude full enforcement of the obligations of the respective parties arising pursuant to this Agreement or (ii) release Landlord and Tenant from their respective indemnity obligations under the Lease to the extent that such indemnities relate to events that occurred on or prior to the Effective Date and to the extent that such indemnities, by the express terms of the lease, survive lease termination, subject to Section 27(h) of the Lease.

5. This Agreement shall be governed by Pennsylvania law, without reference to principles of conflicts of law.

6. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement, by their duly authorized officers, as of the day and year first above written.

TENANT:

FIRST STATES GROUP, L.P.

By: FIRST STATES GROUP, L.L.C.

Its General Partner

By:
Name: Glenn Blumenthal
Title: Executive Vice
President & COO

LANDLORD:

GLEN COURT MANAGEMENT, INC.

By:
Name:
Title:

Exhibit B

Letter of Resignation

RESIGNATION

THE UNDERSIGNED, intending to be legally bound hereby, does hereby resign as the Vice Chairman of the Board of Trustees of American Financial Realty Trust and from any other official position the undersigned holds (whether as an officer, director or otherwise) with American Financial Realty Trust, First States Group, LLC, First States Group, L.P. and each of their respective subsidiaries and affiliates, effective as of the date set forth below.

IN WITNESS WHEREOF, the undersigned has executed this Resignation this 16th day of August, 2006.

Nicholas S. Schorsch

Exhibit C

Press Release

[See Exhibit 99.1 to this Form 8-K]